EXHIBIT 99.1

     FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	May 5,	April 29,
	2007	2006
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$418	$370
Merchandise inventories	1,490	1,403
Other current assets	265	172
	2,173	1,945

Property and equipment, net	659	674
Deferred tax assets	118	159
Other assets	455	472
	$3,405	$3,250

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$403	$380
Accrued and other liabilities	252	226
	655	606

Long-term debt and obligations under capital leases	221	272
Other liabilities	234	301
SHAREHOLDERS’ EQUITY	2,295	2,071
	$3,405	$3,250